UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 16, 2007

NATIONAL RETAIL PROPERTIES, INC.

(exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

450 South Orange Avenue, Suite 900, Orlando, Florida 32801

(Address of principal executive offices, including zip code)

(407) 265-7348

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

G. Nicholas Beckwith III ceased to serve as a member of the Board of Directors of National Retail Properties, Inc. (the “Company”) as of May 16, 2007, the date of the annual meeting of stockholders of the Company, so that he may focus his time and attention on other business matters. As a result, the number of directors of the Company has been reduced to seven as of May 16, 2007. The Company anticipates that it will seek to identify at least one qualified individual for consideration to serve as an independent director of the Company. The nomination of a candidate for a new Board position is subject to recommendation by the Governance and Nominating Committee of the Board and the appointment of the Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Retail Properties, Inc.

Dated: May 16, 2007	By:	/s/ Christopher P. Tessitore
Christopher P. Tessitore
Executive Vice President
General Counsel and Secretary